Align Technology                        Zeno Group
Madelyn Valente                        Sarah Karlson
(909) 833-5839                            (828) 551-4201
mvalente@aligntech.com                 sarah.karlson@zenogroup.com

Align Technology Announces CEO Succession Plan
Jennifer L. Davis, Former CEO of Procter & Gamble’s Global Healthcare Business,
Appointed President and Chief Executive Officer, Effective December 31, 2026
Joseph M. Hogan to Step Down as President and CEO and Member of the Board of Directors
TEMPE, Ariz., October 28, 2026 — Align Technology, Inc. (“Align”) (Nasdaq: ALGN), a leading global medical device company that designs, manufactures and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today announced that its Board of Directors (“Board”) has appointed Jennifer L. Davis as the Company’s next President and Chief Executive Officer, effective December 31, 2026. Davis will succeed Joseph M. Hogan, who has served as President and CEO since 2015. Hogan to retire as a member of the Board of Directors following the conclusion of its strategy meeting on June 16, 2027.
Davis is a global business leader with 33 years of experience leading innovation, digital transformation, brand building and complex organizations at scale. She most recently served as Chief Executive Officer of Procter & Gamble’s Global Healthcare business, where she was responsible for strategy, annual performance, portfolio innovation, operations and customer development across a multibillion-dollar portfolio that included leading oral-health and personal-health brands.
Davis has deep experience commercializing innovation, building trusted healthcare brands, deepening customer and consumer engagement and supporting sustainable growth at global scale. She will join Align as CEO-elect and a member of the Board of Directors on November 2, 2026, working closely with Hogan before assuming the responsibilities of President and CEO on December 31, 2026.
“On behalf of the Board of Directors, I want to thank Joe for his extraordinary leadership and enduring impact on Align, our customers, employees, shareholders, and the millions of patients whose lives have been changed through Invisalign treatment,” said Kevin Conroy, Chairman of Align’s Board of Directors. “Over the last decade, Joe has transformed the company into a global leader in digital orthodontics and restorative dentistry. Under his leadership, Align significantly expanded its global reach, strengthened the Invisalign® brand, advanced the Align™ Digital Platform, and driven innovation across our suite of technologies and services. Align has a clear strategy, strong financial position and established reputation for clinical and technological expertise, and we believe now is the right time to effect this leadership transition. We are deeply grateful for Joe’s leadership and pleased that he will support Jen, the Board and the company through an orderly transition.”
Conroy continued, “Jen’s experience building trusted consumer-healthcare brands and leading oral-health businesses provides relevant expertise as Align seeks to extend the Invisalign® brand and expand its role in digital oral health. Throughout her career, she has helped bring innovation to market, build adoption, develop strong organizations and create sustainable growth. Her experience complements Align’s deep clinical, scientific, engineering and software expertise, and the Board is confident she is the right leader to help extend the impact of our technology, digital workflows and brands for doctors and patients around the world.”
Davis commented, “Throughout my career, I have been drawn to businesses with a strong sense of purpose, a culture of innovation, and talented people who are passionate about making a difference. Align embodies all those qualities. The company has transformed orthodontics and dentistry through technology, clinical excellence, and deep partnerships with doctors, while building one of the most trusted and recognized brands in dentistry. I’m incredibly excited about the opportunity to lead Align into its next chapter and build on the strong foundation Joe and the team have created. I look forward to learning from Align’s talented employees, listening to the doctors who trust us to help them deliver exceptional care to their patients, and engaging with our partners and shareholders as we continue to grow and strengthen the company. Align has an extraordinary opportunity to build on its leadership in digital orthodontics and dentistry and bring its innovations to even more doctors and patients around the world. I’m honored to join the team and excited about what we can accomplish together.”
“Leading Align has been one of the most rewarding experiences of my career,” said Hogan. “When I joined Align, I saw a company with extraordinary potential, a strong purpose and a unique opportunity to help transform orthodontics and dentistry. What has impressed me every day since then is the passion, creativity, resilience and commitment of our people. Today, we operate in significantly underpenetrated markets that continue to evolve as more doctors adopt digital workflows, more patients seek treatment and digital technologies play an expanding role in oral healthcare. Align is exceptionally well positioned to lead that evolution, with a strong leadership team, a powerful innovation engine, trusted relationships with doctors around the world, and significant opportunities to expand the impact of the Invisalign® System, iTero™ solutions, exocad™ software, and the Align™ Digital Platform. I believe Jen is the right leader to build on our strong foundation, unlocking that next phase of growth and value.”
Third Quarter 2026 Financial Results and Conference Call
In a separate press release issued today, Align released its third quarter 2026 financial results. The company will host a conference call today, October 28, 2026, at 4:30 p.m. EDT, 1:30 p.m. PDT to review the results and be available for questions. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/qyykh4hq. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.
About Align Technology, Inc.
Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 307 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 29 years, Align has helped doctors treat approximately 24.2 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align Digital Platform™, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.
For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.
Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.
Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding Align’s belief in its strategy, financial position, reputation, skills and expertise of Ms. Davis, opportunities and business prospects and Align’s ability to capitalize on them, and the timing of the transition. Forward-looking statements contained in this press release are based upon information available to Align as of the date hereof. These forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks and uncertainties, and assumptions that may be inaccurate. As a result, actual results may differ materially and adversely from those expressed or implied in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:

•macroeconomic conditions, including fluctuations in foreign currency exchange rates, higher interest rates, market volatility, inflation, general economic weakness, and threats of or actual slowdowns or recessions;
•geopolitical events, such as wars, military conflicts, terrorism and major public health crises, which could result in, among other things, disruptions to our supply chain and the global economy, energy shortages and elevated gasoline and other energy costs, inflation, decreased customer and consumer sentiment, uneven patient traffic at dental practices, and a shift in public opinion about companies based in the United States or in the regions where we operate;
•customer and consumer purchasing behavior and changes in demand for dental services as a result of, among other things, prevailing macroeconomic conditions, declining customer confidence and consumer sentiment, consumer economic uncertainty, employment levels, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and perceptions of current and future economic conditions;
•competition from existing and new competitors;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets; and
•expansion of our business and products.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2026, and our latest Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which was filed with the SEC on August 5, 2026. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.